Exhibit 10(n)

                                      BOARD OF DIRECTORS APPROVED
                                      JANUARY 8, 1996



    KEY EMPLOYEE MISSED CREDITED SERVICE RETIREMENT PLAN OF
                    PHILLIPS PETROLEUM COMPANY




                             PURPOSE

The purpose of the Key Employee Missed Credited Service Retirement Plan of Phillips Petroleum Company (the "Plan") is to attract and retain key employees by restoring retirement benefits which are missing for certain periods of Company service. This Plan is intended to be and shall be administered as an unfunded excess benefit plan for a select group of Highly Compensated Employees.


SECTION I.  Definitions.
            -----------
As used in this Plan:
(a) "Board" shall mean the board of directors of the Company.

(b) "Chief Executive Officer (CEO)" shall mean the Chief Executive Officer of the Company.

(c) "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

(d) "Committee" shall mean the Compensation Committee of the Board.

(e) "Company" shall mean a company or other corporation which is a member of the control group of corporations (defined in


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    Code Section 414(b)) of which Phillips Petroleum Company is a member.

(f) "Employee" shall mean a person who is an active participant in the Retirement Plan and who qualifies as a Highly Compensated Employee who as of May 1, 1995 is classified on the Company's records as a job schedule 51 grades 32 and above, all schedule 66 job grades, or a job schedule 70L grades 07 or 08.

(g) "ERISA" shall mean the Employee Retirement Income Security
    Act of 1974, as amended from time to time, or any successor statute.

(h) "Exchange Act" shall mean the Securities Exchange Act of
    1934, as amended and in effect from time to time, or any successor statute.

(i) "Foreign Plan Offset" shall mean the amounts of the vested monthly retirement income from the I.E.L. Pension Plan or foreign retirement plans maintained or sponsored by the Company which is or would be payable in the form of a single life annuity upon reaching normal retirement age under such plans. If necessary, such retirement income shall be converted into a dollar amount using the exchange rate for the effective date of the Employee's transfer onto the U.S.
    payroll (or the next business day rate if there is no rate for that day) as published in the Wall Street Journal, and shall be converted into a monthly single life annuity using the actuarial standards set out in Section 5 of Article V of the Retirement Plan for a deemed commencement date as of the


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    first day of the month of transfer into the Retirement Plan.
    The Foreign Plan Offset shall be limited to no more than the amount by which the Missed Credited Service Retirement Benefit of the Employee would have been increased by the Missed Credited Service Months attributable to the months of participation in the I.E.L. Pension Plan or other foreign plans.

(j) "Highly Compensated Employee" shall mean an Employee who is Highly Compensated within the meaning of ERISA Sections
    3(36) and 4(b)(5) subject to Section IV.

(k) "Incentive Compensation Plan" shall mean the Incentive
    Compensation Plan of the Company, or the Annual Incentive
    Compensation Plan of Phillips Petroleum Company, or similar plan of a Participating Subsidiary, or any similar or successor plans, or all, as the context may require.

(l) "KEDCP" shall mean the Key Employee Deferred Compensation
    Plan of Phillips Petroleum Company or any similar or successor plans.

(m) "Missed Credited Service Months" shall mean the number of months during any employment period with the Company not included as Credited Service in the Retirement Plan as calculated in Section II.

(n) "Missed Credited Service Retirement Benefit" shall mean the supplemental retirement benefit that would be calculated under the Retirement Plan using as Credited Service the Missed Credited Service Months in addition to the Credited Service and using Total Final Average Earnings, without


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    regard for Internal Revenue Service limitations relating to
    Code Sections 401(a)(17) or 415, and reduced by:
        (1) any offset applied to the retirement benefit which
        would be payable at normal retirement age due to a Foreign Plan Offset or due to withdrawals or benefit commencement from the Retirement Plan or the Key Employee Supplemental Retirement Plan, made in the manner specified in the Retirement Plan, and
        (2) retirement benefits payable from the Retirement Plan
        and from the Key Employee Supplemental Retirement Plan.

(o) "Participating Subsidiary" shall mean a subsidiary of the Company, of which the Company beneficially owns, directly or indirectly, more than 50% of the aggregate voting power of all outstanding classes and series of stock, where such subsidiary has adopted one or more plans making participants eligible for participation in this Plan.

(p) "Plan" shall mean the Key Employee Missed Credited Service
    Retirement Plan of Phillips Petroleum Company, the terms of which are stated in and by this document.

(q) "Plan Administrator" shall mean the person designated by the Chief Executive Officer to carry out ministerial duties related to the Plan.

(r) "Retirement Plan" shall mean the Retirement Income Plan of Phillips Petroleum Company, which plan is qualified under Code Section 401(a). The following terms used in the Plan shall be determined in accordance with the provisions of the Retirement Income Plan:


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    (1) Approved Leave of Absence
    (2) Credited Service
    (3) Non-contributory Benefits Schedule and
    (4) Normal Retirement Date

(s) "Total Final Average Earnings" shall mean the average of the high 3 earnings, excluding Incentive Compensation Plan awards, paid in consecutive years of the last 11 years including the year prior in which termination of employment occurs plus the average of the high 3 Incentive Compensation awards for any of such last 11 years under the Incentive Compensation Plan, whether paid or deferred.


SECTION II.  Eligibility for Benefits.
             -------------------------
Each Employee shall be eligible for a Missed Credited Service Retirement Benefit as a result of Missed Credited Service Months for service with the Company (provided that the full number of months as calculated below exceeds one) during any period of employment on the direct payroll of the Company which is not included as Credited Service under the other rules of the Retirement Plan, except for months attributable to the following:
    (a) Service while classified as an employee eligible for participation in the Retirement Savings Plan of Phillips Petroleum Company or its predecessor plans,
    (b) Service with a company prior to its acquisition by the Company,


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    (c) Service while classified on Company's records as a Temporary or
        Intermittent employee prior to January 1, 1990,
    (d) Service as a non-managerial retail marketing outlet employee,
    (e) Service in a category which is specifically excluded from the Retirement Plan by the definition of Employee or by Article II of the Retirement Plan at the time the person becomes an Employee, with the exception of international expatriates and foreign nationals,
    (f) Periods while on an Approved Leave of Absence,
    (g) Service as an employee who has commenced retirement benefits on or after his earliest Early Retirement Date and thereafter resumes employment duties with the Company,
    (h) Service associated with absence due to a strike,
    (i) Periods associated with absence due to discharge, or
    (j) An earlier employment period with the Company followed by an absence from employment exceeding (i) 120 months from the end of employment date if that date occurred on or before January 1, 1985, or (ii) 60 months from the end of employment date if that date occurred after January 1, 1985.
    In calculating the Missed Credited Service Months under this paragraph, the beginning and ending dates of an employment period shall be deemed to be as follows:


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    Actual Beginning or Ending Dates   Deemed Date
    ----------------------------------------------

    December 17 through January 16      January 1
    January 17  through February 16     February 1
    February 17 through March 16        March 1
    March 17 through April 16           April 1
    April 17 through May 16             May 1
    May 17 through June 16              June 1
    June 17 through July 16             July 1
    July 17 through August 16           August 1
    August 17 through September 16      September 1
    September 17 through October 16     October 1
    October 17 through November 16      November 1
    November 17 through December 16     December 1

    For the purposes of this Plan, the number of full months during any period of employment will be determined by subtracting the beginning deemed date and actual year from the ending deemed date and actual year. The Missed Credited
    Service Months restored pursuant to the provisions of this Plan should be deemed to have been completed under the Non-contributory Benefits Schedule of the Retirement Plan but shall not entitle any Employee to current service benefits, as described in Article IV of the Retirement Plan, with respect to such period.


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 SECTION III.  Plan Benefits.
               --------------
Supplemental payments will be made in the amount of the Missed Credited Service Retirement Benefit to the Employee or the Employee's surviving spouse (in the case of the death of an Employee prior to retirement or the death of a former Employee prior to commencing retirement benefits).


SECTION IV.  Form and Payment of Benefits.
             -----------------------------
Subject to the requirement that the manner of payment of supplemental retirement benefits which an Employee is eligible to receive under this Plan, the Key Employee Supplemental Retirement Plan of Phillips Petroleum Company, the Principal Corporate Officers Supplemental Retirement Plan of Phillips Petroleum Company, the Phillips Petroleum Company Supplemental Executive Retirement Plan, the Phillips Petroleum Company Key Employee Death Protection Plan and any similar plan or plans of the Company or a Participating Subsidiary, shall be the same and, subject further to the condition that an Employee who receives payments under this Plan in the manner described in Section IV
(b) hereof, shall agree to be available to provide from time to time advice and consultation to the Company after reasonable notice and for reasonable compensation therefor:

    (a) An Employee may elect in the manner prescribed by the Company to have the payments provided for hereunder made


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        on a straight life annuity basis, or to have such life
        annuity payments converted in the manner provided by the Retirement Plan to any one of the other forms of payments which the Employee would be entitled to select (except the lump-sum settlement option) if such payments were to be paid to the Employee under the Retirement Plan.

    (b) Notwithstanding (a) above, an Employee who is commencing retirement benefits at age 60 or older may, not earlier than 90 days nor later than 30 days prior to commencing retirement benefits, express a preference, in the manner prescribed by the Plan Administrator, to have the pay-ment of the amounts provided for hereunder converted in the manner provided by the Retirement Plan from a life annuity basis to one lump-sum payment of which all or part of the lump sum payment is either paid to the Em-ployee or considered an award pursuant to the provisions of KEDCP. The Chief Executive Officer, with respect to Employees who are not subject to Section 16 of the Exchange Act, and the Committee, with respect to Employees who are subject to Section 16 of the Exchange Act, shall consider such indication of preference and shall respec-tively decide in the Chief Executive Officer's or the Committee's sole discretion whether to accept or reject the preference expressed. In the event the Chief Executive Officer or the Committee, as applicable, accepts such Employee's preference, part or all of the Plan


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        benefits shall be paid in a lump sum as soon as practicable after the later of such acceptance or the Employee's retirement benefit commencement date or credited as of the Employee's retirement benefit commencement date to the Employee's KEDCP account as applicable.


SECTION V.  Method of Providing Benefits.
            -----------------------------
All amounts payable under this Plan shall be paid solely from the general assets of the Company and any rights accruing to an eligible Employee or Retiree under the Plan shall be those of a general creditor; provided, however, that the Company may establish a grantor trust to satisfy part or all of its Plan payment obligations so long as the Plan remains an unfunded excess benefit plan for purposes of Title I of ERISA.


SECTION VI.  Nonassignability.
             -----------------
The right of an Employee, or beneficiary, or other person who becomes entitled to receive payments under this Plan, shall not be assignable or subject to garnishment, attachment or any other legal process by the creditors of, or other claimants against, the Employee, beneficiary, or other such person.


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SECTION VII.  Administration.
              ---------------
The Plan shall be administered by the Chief Executive Officer.
The Chief Executive Officer may adopt such rules, regulations and forms as deemed desirable for administration of the Plan and shall have the discretionary authority to allocate responsibilities under the Plan to such other persons as may be designated, whether or not employee members of the Board, including the appointment of a person to be the Plan Administrator. The decision of the Chief Executive Officer with respect to any questions arising as to the interpretation of the Plan shall be final, conclusive and binding; provided, however that all such decisions, interpretations and actions which affect or have the potential to affect the benefits hereunder of any person who is, at the time of such decision, interpretation or action, subject to the provisions of Section 16 of the Exchange Act shall be referred by the CEO to the Committee, which shall in such case have sole power to make such decision or interpretation or to take or cause to be taken such action.


SECTION VIII.  Employment not Affected by Plan.
               --------------------------------
Participation or nonparticipation in this Plan shall neither adversely affect any person's employment status, or confer any special rights on any person other than those expressly stated in the Plan. Participation in the Plan by an Employee of the Company or of a Participating Subsidiary shall not affect the


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Company's or the Participating Subsidiary's right to terminate the Employee's employment or to change the Employee's compensation or position.


SECTION IX.  Miscellaneous Provisions.
             -------------------------
(a) The Board reserves the right to amend or terminate this Plan at any time, if, in the sole judgment of the Board, such amendment or termination is deemed desirable; provided that no member of the Board who is also an Employee or Retiree shall participate in any action which has the actual or potential effect of increasing his or her benefits hereunder, and further provided, the Company shall remain liable for any benefits accrued under this Plan prior to the date of amendment or termination.

(b) Except as otherwise provided herein, the Plan shall be binding upon the Company, its successors and assigns, including but not limited to any corporation which may acquire all or substantially all of the Company's assets and business or with or into which the Company may be consolidated or merged.

(c) No amount accrued or payable hereunder shall be deemed to be a portion of an Employee's compensation or earnings for the purpose of any other employee benefit plan adopted or main-


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    tained by the Company, nor shall this Plan be deemed to
    amend or modify the provisions of the Retirement Plan.

(d) The Plan shall be construed, regulated, and administered in accordance with the laws of the State of Oklahoma except to the extent that said laws have been preempted by the laws of the United States.

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